Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION
OF
BCB BANCORP, INC.

ARTICLE I Corporate Name

The name of the Corporation shall be BCB Bancorp, Inc.

ARTICLE II Registered Office and Registered Agent

The address of the Corporation’s registered office is:

BCB Bancorp, Inc.

104-110 Avenue C

Bayonne, New Jersey 07002

The name of the registered agent at that address is:

Thomas Coughlin

President and Chief Executive Officer

ARTICLE III Current Board of Directors and Number of Directors

The number of directors shall be governed by the By-laws of the Corporation.  The number of directors constituting the current Board of Directors shall be twelve (12).  The names and addresses of the current Board of Directors are as follows:

Name	Address
Robert Ballance	76 West 8th Street, Bayonne, New Jersey 07002
Judith Q. Bielan	21 Blaine Avenue, Unit 6, Seaside Heights, New Jersey 08751
Joseph Brogan	300 3rd Avenue, Belmar, New Jersey 07719
James E. Collins	1009 Central Ponds Drive, Summerville, South Carolina 29483
Thomas Coughlin	190 West 52nd Street, Bayonne, New Jersey 07002
Vincent DiDomenico, Jr.	120 Overleigh Road, Bernardsville, New Jersey 07924
Mark Hogan	9 West 8th Street, Bayonne, New Jersey 07002
Joseph Lyga	78 West 14th Street, Bayonne, New Jersey 07002
August Pellegrini	21 Columbus Avenue, Berkeley Heights, New Jersey 07922
John Pulomena	5 Holly Park Drive, South Plainfield, New Jersey 07080
James Rizzo	395 Feronia Way, Rutherford, New Jersey 07070
Spencer B. Robbins	568 Amboy Avenue, Woodbridge, NJ 07095

ARTICLE IV Corporate Purpose

The purpose for which the Corporation is organized is to engage in any activities for which corporations may be organized under the New Jersey Business Corporation Act.

ARTICLE V Capital Stock

(A) The aggregate number of shares which the Company shall have authority to issue is 50,000,000 shares, 40,000,000 of which shall be common shares, having no par value (“Common Shares”) and 10,000,000 of which shall be preferred shares, having a par value of One Cent ($0.01) per share (“Preferred Shares”).

(B) The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Shares in series, and by filing a certificate of amendment pursuant to the applicable law of the State of New Jersey (such certificate being hereinafter referred to as a “Preferred Share Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

(C) Series A 6% Noncumulative Perpetual Preferred Stock:
Section 1. Designation and Amount.

The shares of such series shall be designated as “Series A 6% Noncumulative Perpetual Preferred Stock,” par value $0.01 per share (the “Series A Preferred Stock”), and the number of shares constituting the Series A Preferred Stock shall be 1,500.  The shares of Series A Preferred Stock shall have a designated face value of $10,000.00.

Section 2. Dividends and Distributions.

(a) Dividends when and if declared will be paid quarterly in arrears (based upon March 31, June 30, September 30 and December 31 quarters) on or about April 15, July 15, October 15 and January 15.  Dividends will be paid on a pro rata basis based upon a 360 day year from the date of the completion of the offering or portion thereof.

(b) Dividends will be discretionary and non-cumulative.
Section 3. Voting Rights

The Series A Preferred Stock shall not have any voting rights.

Section 4. Reacquired Shares.

Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.

Section 5. Liquidation, Dissolution, or winding up.

Upon any liquidation, dissolution or winding up of BCB Community Bank (the “Bank”), the Company, as the sole holder of the Bank’s capital stock, shall be entitled to receive all of the Bank’s assets available for distribution after payment or provision for payment of all debts and liabilities of the Bank, including all deposit accounts and accrued interest.  Upon liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, taken together, shall be entitled to receive all of the assets of the Company available for distribution after payment or provision for payment of all its debts and liabilities and any security ranking senior to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.  Holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, taken together, have priority rights over holders of Common Stock in the liquidation, dissolution or winding up of the Company.

Section 6. Redemption Feature.

Shares of Series A Preferred Stock may not be redeemed until after December 31, 2015 by the Company (in whole or in part) at its option, upon receipt of necessary regulatory approval, at the face value of $10,000.00 per share plus any pro rata dividend that may be declared by the Board of Directors.

Section 7. Rank.

Shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, taken together, will rank senior to common stock, no par value, and will rank junior to all the Company’s indebtedness and other non-equity claims on the Company.

(D) Series B 6% Noncumulative Perpetual Preferred Stock:
Section 1. Designation and Amount.

The shares of such series shall be designated as “Series B 6% Noncumulative Perpetual Preferred Stock,” par value $0.01 per share (the “Series B Preferred Stock”), and the number of shares constituting the Series B Preferred Stock shall be 1,500.  The shares of Series B Preferred Stock shall have a designated face value of $10,000.00.

Section 2. Dividends and Distributions.

(a) Dividends when and if declared will be paid quarterly in arrears (based upon March 31, June 30, September 30 and December 31 quarters) on or about April 15, July 15, October 15 and January 15.  Dividends will be paid on a pro rata basis based upon a 360 day year from the date of the completion of the offering or portion thereof.

(b) Dividends will be discretionary and non-cumulative.
Section 3. Voting Rights.

The Series B Preferred Stock shall not have any voting rights.

Section 4. Reacquired Shares.

Any shares of Series B Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.

Section 5. Liquidation, Dissolution, or winding up.

Upon any liquidation, dissolution or winding up the Bank, the Company, as the sole holder of the Bank’s capital stock, shall be entitled to receive all of the Bank’s assets available for distribution after payment or provision for payment of all debts and liabilities of the Bank, including all deposit accounts and accrued interest.  Upon liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, taken together, shall be entitled to receive all of the assets of the Company available for distribution after payment or provision for payment of all its debts and liabilities and any security ranking senior to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.  Holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, taken together, have priority rights over holders of Common Stock in the liquidation, dissolution or winding up of the Company.

Section 6. Redemption Feature.

Shares of Series B Preferred Stock may not be redeemed until after December 31, 2016 by the Company (in whole or in part) at its option, upon receipt of necessary regulatory approval, at the face value of $10,000.00 per share plus any pro rata dividend that may be declared by the Board of Directors.

Section 7. Rank.

Shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, taken together, will rank senior to common stock, no par value, and will rank junior to all the Company’s indebtedness and other non-equity claims on the Company.

(E) Series C 6% Noncumulative Perpetual Preferred Stock:
Section 1. Designation and Amount.

The shares of such series shall be designated as “Series C 6% Noncumulative Perpetual Preferred Stock,” par value $0.01 per share (the “Series C Preferred Stock”), and the number of shares constituting the Series C Preferred Stock shall be 2,500.  The shares of Series C Preferred Stock shall have a designated face value of $10,000.00.

Section 2. Dividends and Distributions.

(a) Dividends when and if declared will be paid quarterly in arrears (based upon March 31, June 30, September 30 and December 31 quarters) on or about April 15, July 15, October 15 and January 15.  Dividends will be paid on a pro rata basis based upon a 360 day year from the date of the completion of the offering or portion thereof.

(b) Dividends will be discretionary and non-cumulative.
Section 3. Voting Rights.

The Series C Preferred Stock shall not have any voting rights.

Section 4. Reacquired Shares.

Any shares of Series C Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.

Section 5. Liquidation, Dissolution, or winding up.

(a) In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, holders of Series C Preferred Stock shall be entitled to receive for each share of Series C Preferred Stock, out of the assets of the Company or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Company, subject to the rights of any creditors of the Company, before any distribution of such assets or proceeds is made to or set aside for the holders of common stock and any other stock of the Company ranking junior to the Series C Preferred Stock, payment in full in an amount equal to the sum of:  (i) the Series C designated face value (as set forth in Part (E), Section 1 of this Article); and, (ii) the amount of any declared and unpaid dividend on each such share (such amounts, collectively, the “Series C Liquidation Preference”).

(b) If, in any distribution described in Section 5(a) above, the assets of the Company or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series C Preferred Stock and the corresponding amounts payable with respect to any other stock of the Company ranking equally with Series C Preferred Stock as to such distribution, holders of Series C Preferred Stock and the holders of such other stock of the Company ranking equally with Series C Preferred Stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) If the Series C Liquidation Preference has been paid in full to all holders of Series C Preferred Stock and the corresponding amounts payable with respect to any other stock of the Company ranking equally with Series C Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Company shall be entitled to receive all remaining assets of the Company (or proceeds thereof) according to their respective rights and preferences.

(d) For purposes of this Section 5, the merger or consolidation of the Company with any other corporation or other entity, including a merger or consolidation in which the holders of Series C Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Company, shall not constitute a liquidation, dissolution or winding up of the Company.

Section 6. Redemption Feature.

Shares of Series C Preferred Stock may not be redeemed until after December 31, 2017 by the Company (in whole or in part) at its option, at the face value of $10,000.00 per share plus any pro rata dividend that may be declared by the Board of Directors.

Section 7. Rank.

Shares of the Series C Preferred Stock and any other stock of the Company ranking equally with the Series C Preferred Stock, taken together, will rank senior to common stock, no par value, and will rank junior to all the Company’s indebtedness and other non-equity claims on the Company.

(F) Series D 4.5% Noncumulative Perpetual Preferred Stock:
Section 1. Designation and Amount.

The shares of such series shall be designated as “Series D 4.5% Noncumulative Perpetual Preferred Stock,” par value $0.01 per share (the “Series D Preferred Stock”), and the number of shares constituting the Series D Preferred Stock shall be 2,500.  The shares of Series D Preferred Stock shall have a designated face value of $10,000.00.

Section 2. Dividends and Distributions.

(a) Dividends when and if declared will be paid quarterly in arrears (based upon March 31, June 30, September 30 and December 31 quarters) on or about April 15, July 15, October 15 and January 15.  Dividends will be paid on a pro rata basis based upon a 360 day year from the date of the completion of the offering or portion thereof.

(b) Dividends will be discretionary and non-cumulative.
Section 3. Voting Rights.

The Series D Preferred Stock shall not have any voting rights.

Section 4. Reacquired Shares.

Any shares of Series D Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.

Section 5. Liquidation, Dissolution, or winding up.

(a) In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, holders of Series D Preferred Stock shall be entitled to receive for each share of Series D Preferred Stock, out of the assets of the Company or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Company, subject to the rights of any creditors of the Company, before any distribution of such assets or proceeds is made to or set aside for the holders of common stock and any other stock of the Company ranking junior to the Series D Preferred Stock, payment in full in an amount equal to the sum of: (i) the Series D designated face value (as set forth in Part (F), Section 1 of this Article); and, (ii) the amount of any declared and unpaid dividend on each such share (such amounts, collectively, the “Series D Liquidation Preference”).

(b) If, in any distribution described in Section 5(a) above, the assets of the Company or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series D Preferred Stock and the corresponding amounts payable with respect to any other stock of the Company ranking equally with Series D Preferred Stock as to such distribution, holders of Series D Preferred Stock and the holders of such other stock of the Company ranking equally with Series D Preferred Stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) If the Series D Liquidation Preference has been paid in full to all holders of Series D Preferred Stock and the corresponding amounts payable with respect to any other stock of the Company ranking equally with Series D Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Company shall be entitled to receive all remaining assets of the Company (or proceeds thereof) according to their respective rights and preferences.

(d) For purposes of this Section 5, the merger or consolidation of the Company with any other corporation or other entity, including a merger or consolidation in which the holders of Series D Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Company, shall not constitute a liquidation, dissolution or winding up of the Company.

Section 6. Redemption Feature.

Shares of Series D Preferred Stock may not be redeemed until after January 1, 2020 by the Company (in whole or in part) at its option, at the face value of $10,000.00 per share plus any pro rata dividend that may be declared by the Board of Directors.

Section 7. Rank.

Shares of the Series D Preferred Stock and any other stock of the Company ranking equally with the Series D Preferred Stock, taken together, will rank senior to common stock, no par value, and will rank junior to all the Company’s indebtedness and other non-equity claims on the Company.

(G) Series E Noncumulative Perpetual Preferred Stock
Section 1. Designation and Amount.

The shares of such series shall be designated as “Series E Noncumulative Perpetual Preferred Stock,” par value $0.01 per share (the “Series E Preferred Stock”), and the number of shares constituting the Series E Preferred Stock shall be 438,889.  The Series E Preferred Stock shall be perpetual, with no maturity date.

Section 2. Dividends and Distributions.

(a) The holders of shares of Series E Preferred Stock shall be entitled to receive out of any funds legally available therefor noncumulative dividends at the same rate and at the same time as any dividend declared on the Company’s common stock, when, as and if declared by the Board of Directors; provided that, for the purposes of this Section 2 only, the holders of the Series E Preferred Stock shall be deemed to own the number of shares of common stock into which such shares of Series E Preferred Stock are convertible on the record date for such dividend.

(b) So long as any share of Series E Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on any series of preferred stock or any class of capital stock of the Company ranking, as to dividends, junior to (“Series E Junior Stock”) this Series E Preferred Stock (other than dividends payable solely in shares of common stock) and nor shall any Series E Junior Stock be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries during any Series E Dividend Period, as defined below, unless full dividends on all outstanding shares of Series E Preferred Stock for the most recently completed Series E Dividend Period have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series E Preferred Stock on the applicable record date). Series E Dividend Period shall mean the quarters ending March 31, June 30, September 30 and December 31.  The foregoing limitation shall not apply to redemptions, purchases or other acquisitions of shares of common stock or other Series E Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board may be declared and paid on any securities, including other Series E Junior Stock, from time to time out of any funds legally available for such payment, and holders of Series E Preferred Stock shall not be entitled to participate in any such dividends.

Section 3. Voting Rights.

Holders of Series E Preferred Stock shall not have the right to receive notice of nor the right to vote at any meeting of stockholders, and shall not vote together with the common stock; provided, that Holders of the Series E Preferred Stock shall vote as a separate class on any proposal which would revise the terms of the Series E Preferred Stock, or any other matter specifically provided by law.

Section 4. Liquidation, Dissolution, or Winding Up.

(a) Voluntary or Involuntary Liquidation.  In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, holders of Series E Preferred Stock shall be entitled to receive for each share of Series E Preferred Stock, out of the assets of the Company or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Company, subject to the rights of any creditors of the Company, before any distribution of such assets or proceeds is made to or set aside for the holders of common stock and any other Series E Junior Stock, payment in full in an amount equal to the sum of (i) the Series E Stated Value (as hereinafter defined) and (ii) the amount of any declared and unpaid dividend on each such share (such amounts collectively, the “Series E Liquidation Preference”). The Series E Stated Value of the shares shall mean $2.25 per share.

(b) Partial Payment.  If in any distribution described in Section 4(a) above the assets of the Company or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series E Preferred Stock and the corresponding amounts payable with respect of any other stock of the Company ranking equally with Series E Preferred Stock as to such distribution, holders of Series E Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions.  After the distributions described in Section 4(a) above have been paid, the remaining assets of the Company available for distribution to stockholders shall be distributed among the holders of Series E Preferred Stock, the common stock and any other Series E Parity Stock, pro rata, based on the number of shares of common stock held by each (as if all such shares of Series E Preferred Stock and other Series E Parity Stock had been converted to common stock).

(d) Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 4, the merger or consolidation of the Company with any other corporation or other entity, including a merger or consolidation in which the holders of Series E Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Company, shall not constitute a liquidation, dissolution or winding up of the Company.

Section 5. Rank.

For the purposes hereof any stock of any series or class of the Company shall be deemed to rank:

(a) prior to the shares of this Series E Preferred Stock, as to dividends or upon liquidation, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon a Liquidation Event, as the case may be, in preference or priority to the holders of shares of this Series E Preferred Stock;

(b) as on parity with Series E Preferred Stock (“Series E Parity Stock”), as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series E Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon a Liquidation Event, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series E Preferred Stock, including, but not limited to, the Series C Preferred Stock and the Series D Preferred Stock; and;

(c) as Series E Junior Stock, as to dividends or upon liquidation, if such stock shall be common stock or if the holders of shares of this Series E Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon a Liquidation Event, as the case may be, in preference or priority to the holders of shares of such series or class.

Section 6. Conversion.

(a) Right to Convert Series E Preferred Stock.  Subject to the limitation contained in Section 6(l) below, each share of Series E Preferred Stock shall be convertible, without the payment of any additional consideration and at the option of the holder thereof, at any time, at the office of the Company (or of any transfer agent for the Series E Preferred Stock) into shares of common stock at the Series E Conversion Rate (as defined in Section 6(c) hereof) and adjusted on a per share basis giving effect to any adjustment required by Section 6 hereof.

(b) Automatic Conversion.  Each share of Series E Preferred Stock may, at the option of the holder thereof be converted into shares of common stock at the then effective Series E Conversion Rate (as defined in Section 6(c) hereof) and adjusted on a per share basis giving effect to any adjustments required by Section 6 hereof, upon 30 days’ notice at the Series E Conversion Rate.

(c) Conversion Ratio.  Subject to the adjustments provided in subsections (e) through (g) of this Section 6, each share of Series E Preferred Stock shall be convertible into 0.189 share of common stock (the “Series E Conversion Rate”).

(d) Mechanics of Conversion.  Before any holder of Series E Preferred Stock shall be entitled to convert the same into shares of common stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series E Preferred Stock, and shall give written notice to the Company at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of common stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series E Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of common stock to which such holder shall be entitled as aforesaid.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series E Preferred Stock to be converted, and the person or persons entitled to receive the shares of common stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of common stock as of such date.

(e) Adjustments for Certain Dilutive Issuances, Splits and Combinations.

i. In the event the Company should at any time or from time to time after the date that shares of Series E Preferred Stock are first issued and sold by the Company (the “Series E Purchase Date”) fix a record date for the effectuation of a split or subdivision of the outstanding shares of common stock or the determination of holders of common stock entitled to receive a dividend or other distribution payable in additional shares of common stock or other securities or lights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of common stock, including additional shares of common stock issuable upon conversion or exercise thereof (hereinafter referred to as “Common Stock Equivalents”), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series E Conversion Rate applicable to the Series E Preferred Stock shall be appropriately increased so that the number of shares of common stock issuable on conversion of each share of Series E Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of common stock outstanding and those issuable with respect to such Common Stock Equivalents.

ii. If the number of shares of common stock outstanding at any time after the Series E Purchase Date is decreased by a combination of the outstanding shares of common stock, then following the record date of such combination, the Series E Conversion Rate for the Series E Preferred Stock shall be appropriately decreased so that the number of shares of common stock issuable on conversion of each share of such Series E Preferred Stock shall be decreased in proportion to such decrease in outstanding common stock.

(f) Other Distributions.  In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 6(e), then, in each such case for the purpose of this Section 6(f), the holders of the Series E Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of common stock of the Company into which their shares of Series E Preferred Stock are convertible as of the record date fixed for the determination of the holders of common stock of the Company entitled to receive such distribution.

(g) Recapitalizations.  If at any time or from time to time there shall be a recapitalization of the common stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 6) provision shall be made so that the holders of the Series E Preferred Stock shall thereafter be entitled to receive upon conversion of the Series E Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of common stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series E Preferred Stock after the recapitalization to the end that the provisions of this Section 6 shall be applicable after that event as nearly equivalent as may be practicable.

(h) No Fractional Shares; Certificate as to Adjustments.  No fractional shares shall be issued upon the conversion of any share or shares of the Series E Preferred Stock, and the number of shares of common stock to be issued shall be rounded to the nearest whole share.  Whether or not fractional shares arc issuable upon such conversion shall be determined on the basis of the total number of shares of Series E Preferred Stock the holder is at the time converting into common stock and the number of shares of common stock issuable upon such aggregate conversion.

(i) Notices of Record Date.  In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Series E Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j) Reservation of Stock Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the shares of the Series E Preferred Stock, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series E Preferred Stock; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series E Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series E Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these articles.

(k) Notices.  Any notice required by the provisions of this Section 6 to be given to the holders of shares of Series E Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

(l) Limitation.  Notwithstanding anything in this Section 6 to the contrary, no shares of the Series E Preferred Stock held by a single holder, directly or indirectly (as such terms are defined under Section 3:1-2.19(d) of the regulations of the New Jersey Department of Banking and Insurance) may be converted into shares of the common stock if as a result of such conversion, such holder would own, directly or indirectly, in excess of 24.9% of the outstanding common stock of the Company.

Section 7. Severability.

If any provision of this Certificate of Amendment or any application of such provision is determined to be invalid by any federal or state court having jurisdiction, the validity of the remaining provisions hereunder shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.  To the extent the provisions of this Certificate of Amendment may be inconsistent with any other provision of the Certificate of Incorporation, this Certificate of Amendment shall be controlling.

(H) Series F Noncumulative Perpetual Preferred Stock
Section 1. Designation and Amount.

The shares of such series shall be designated as “Series F Noncumulative Perpetual Preferred Stock,” par value $0.01 per share (the “Series F Preferred Stock”), and the number of shares constituting the Series F Preferred Stock shall be 6,500.  The Series F Preferred Stock shall be perpetual, with no maturity date.

Section 2. Dividends and Distributions.

(a) Rate.  Holders of Series F Preferred Stock shall be entitled to receive, on each share of Series F Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors (the “Board”), but only out of assets legally available therefor, non-cumulative cash dividends at six (6%) percent per annum (the “Rate”), on a stated value of $1,000 per share (the “Series F Stated Value”), and no more, payable quarterly on January 15, April 15, July 15 and October 15 or on such other date or dates as may be determined by the Board of Directors (the “Series F Dividend Payment Date”). In the event that any Series F Dividend Payment Date would otherwise fall on a day that is not a Business Day, as hereinafter defined, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement.  The period from and including any Series F Dividend Payment Date to, but excluding, the next Series F Dividend Payment Date is a “Series F Dividend Period”.  “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New Jersey generally are authorized or required by law or other governmental actions to close.

Dividends that are declared and payable on Series F Preferred Stock on any Series F Dividend Payment Date will be payable to holders of record of Series F Preferred Stock as they appear on the stock register of the Company on the applicable record date, which shall be the 15th calendar day immediately preceding such Series F Dividend Payment Date or such other record date fixed by the Board that is not more than 60 nor less than 10 days prior to such Series F Dividend Payment Date (each, a “Series F Dividend Record Date”). Any such day that is a Series F Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Series F Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Series F Preferred Stock as specified in this Section 2 (subject to the other provisions of the Certificate of Amendment).

(b) Non-Cumulative.  Dividends on shares of Series F Preferred Stock shall be non-cumulative.  If the Board does not declare a dividend on the Series F Preferred Stock in respect of any Series F Dividend Period, the holders of Series F Preferred Stock shall have no right to receive any dividend for such Series F Dividend Period, and the Company shall have no obligation to pay a dividend for such Series F Dividend Period, whether or not dividends arc declared for any subsequent Series F Dividend Period with respect to the Series F Preferred Stock.

(c) Priority of Dividends.  So long as any share of Series F Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on any series of preferred stock or any class of capital stock of the Company ranking, as to dividends, on a parity with (“Series F Parity Stock”), which shall be deemed to include the Company’s Series C Preferred Stock, the Company’s Series D Preferred Stock, and the Company’s Series E Preferred Stock or ranking junior to (“Series F Junior Stock”) this Series F Preferred Stock (other than dividends payable solely in shares of common stock) and nor shall any Series F Junior Stock or Series F Parity Stock be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries during any Series F Dividend Period unless full dividends on all outstanding shares of Series F Preferred Stock for the most recently completed Series F Dividend Period have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series F Preferred Stock on the applicable record date). The foregoing limitation shall not apply to redemptions, purchases or other acquisitions of shares of common stock or other Series F Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board may be declared and paid on any securities, including common stock and other Series F Junior Stock, from time to time out of any funds legally available for such payment, and holders of Series F Preferred Stock shall not be entitled to participate in any such dividends.

Section 3. Voting Rights.

Holders of Series F Preferred Stock shall not have the right to receive notice of nor the right to vote at any meeting of stockholders; provided, that Holders of the Series F Preferred Stock shall vote as a separate class on any proposal which would revise the terms of the Series F Preferred Stock, or any other matter specifically provided by law.

Section 4. Liquidation, Dissolution, or Winding Up.

(a) Voluntary or Involuntary Liquidation.  In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, holders of Series F Preferred Stock shall be entitled to receive for each share of Series F Preferred Stock, out of the assets of the Company or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Company, subject to the rights of any creditors of the Company, before any distribution of such assets or proceeds is made to or set aside for the holders of common stock and any other stock of the Company ranking junior to the Series F Preferred Stock, payment in full in an amount equal to the sum of (i) the Series F Stated Value (as hereinafter defined) and (ii) the amount of any declared and unpaid dividend on each such share (such amounts collectively, the “Series F Liquidation Preference”).

(b) Partial Payment.  If in any distribution described in Section 4(a) above the assets of the Company or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series F Preferred Stock and the corresponding amounts payable with respect of any other stock of the Company ranking equally with Series F Preferred Stock as to such distribution, holders of Series F Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions.  If the Series F Liquidation Preference has been paid in full to all holders of Series F Preferred Stock and the corresponding amounts payable with respect of any other stock of the Company ranking equally with Series F Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Company shall be entitled to receive all remaining assets of the Company (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 4, the merger or consolidation of the Company with any other corporation or other entity, including a merger or consolidation in which the holders of Series F Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Company, shall not constitute a liquidation, dissolution or winding up of the Company.

Section 5. Rank.

For the purposes hereof any stock of any series or class of the Company shall be deemed to rank:

(a) prior to the shares of this Series F Preferred Stock, as to dividends or upon liquidation, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon a Liquidation Event, as the case may be, in preference or priority to the holders of shares of this Series F Preferred Stock;

(b) as Series F Parity Stock, as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series F Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon a Liquidation Event, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series F Preferred Stock, including, but not limited to, the Series C Preferred Stock, the Series D Preferred Stock, and the Series E Preferred Stock and;

(c) as Series F Junior Stock, as to dividends or upon liquidation, if such stock shall be common stock or if the holders of shares of this Series F Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon a Liquidation Event, as the case may be, in preference or priority to the holders of shares of such series or class.

Section 6. Conversion.

(a) The Series F Preferred Stock may be converted into shares of common stock by any holder at any time after the date of the issuance of the Series F Preferred Stock.  Subject to and upon compliance with the provisions of this Section 6, the holder of any shares of this Series F Preferred Stock of the Company may convert the shares of this Series F Preferred Stock into such number of validly issued, fully paid and nonassessable shares of common stock which are equal to the product obtained by multiplying (1) the Series F Stated Value divided by the product of one and twenty five hundredths (1.25) times $2.85 by (2) 0.189 (the “Series F Conversion Ratio”) surrendering the shares to be converted, in the manner provided in Section 6(c) below; provided, that if the Company shall have called some or all of the shares of this Series F Preferred Stock for redemption, such right shall terminate on the close of business on the third Business Day next preceding the date fixed for redemption, unless the Company has defaulted in making or providing for the payment due on the date fixed for redemption.

(b) The Company has the right, upon 30 days prior written notice to each holder, to require that the Series F Preferred Stock be converted into common stock at any time after the date of issuance of the Series F Preferred Stock upon the happening of any of the following:

i. a merger, consolidation or similar transaction involving the Company as a result of which the shareholders of the Company prior to such transaction do not own a majority of the voting power of the resulting entity;

ii. the sale or disposition of all or substantially all of the Company’s assets; or

iii. if the Board, in the exercise of its good faith discretion, in connection with a capital raising transaction through the sale of the Company’s capital stock, determines that the existence of the outstanding Series F Preferred Stock presents an impediment to the consummation of such transaction such that the failure to convert the Series F Preferred Stock would not be in the best interests of the Company and its common stock holders.

The Series F Preferred Stock shall be converted into that number of shares of the Company’s common stock derived by applying the Series F Conversion Ratio.

(c)

i. In order to exercise the conversion privilege provided for under Section 6(a) hereof: or in the event the Company gives notice of a mandatory conversion pursuant to Section 6(b) hereof, the holder of each share of this Series F Preferred Stock to be converted shall surrender the certificate representing such share to the Conversion Agent for this Series F Preferred Stock appointed for such purpose by the Company (the “Series F Conversion Agent”), or, if no Series F Conversion Agent has been appointed or if the holder has not received notice of such appointment, then to the Company, and in the event the conversion is pursuant to Section 6(a) hereof, with the Notice of Election to Convert on the back of said certificate duly completed and signed at the principal office of the Series F Conversion Agent or the Company, as the case may be. Unless the shares issuable on conversion are to be issued in the same name as the name in which the shares of this Series F Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder or its duly authorized attorney and by funds in an amount sufficient to pay any transfer or similar tax.

ii. The holders of shares of this Series F Preferred Stock at the close of business on a Dividend Record Date shall be entitled to receive the dividend payable on those shares on the corresponding Series F Dividend Payment Date notwithstanding the conversion of the shares after the Dividend Record Date.

iii. As promptly as practicable after the surrender by a holder of the certificates of shares of this Series F Preferred Stock in accordance with Section 6(c), the Company shall issue and shall deliver at the office of the Series F Conversion Agent to the holder, or on his written order, a certificate or certificates for the number of full shares of common stock issuable upon the conversion of those shares in accordance with the provisions of this Section 6(c)(iii), and any fractional interest in respect of a share of common stock arising upon the conversion shall be settled as provided in Section 6(d) below.

iv. In the event of a voluntary conversion under Section 6(a) hereof, each conversion shall be deemed to have been effected as of the close of business on the date on which all of the conditions specified in Section 6(c)(i) above shall have been satisfied, and, the person or persons in whose name or names any certificate or certificates for shares of common stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of common stock represented by those certificates at such time on such date and such conversion shall be at the Series F Conversion Ratio in effect at such time on such date. All shares of common stock delivered upon conversion of this Series F Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges are not subject to any preemptive rights.  Upon the surrender of certificates representing shares of this Series F Preferred Stock to be converted, the shares will no longer be deemed to be outstanding and all rights of a holder with respect to the shares surrendered for conversion shall immediately terminate except the right to receive the common stock or other securities, cash or other assets as herein provided (including without limitation any dividend payable as specified in Section 6(b)(ii) above).

v. In the event of a mandatory conversion under Section 6(b) hereof, each conversion shall be deemed to have been effected as of the close of business on the tenth day after expiration of the 30 day notice period provided for under Section 6(b) hereof, and thereafter the shares of Series F Preferred Stock called for conversion shall no longer be deemed outstanding, and no dividends shall thereafter accrue or be payable on such shares, and such shares shall be deemed converted into common stock of the Company; provided, that the Company shall not be required to issue certificates representing such shares of common stock until the holder has complied with all of the provisions of this Section 6.

(d) No fractional shares or securities representing fractional shares of common stock shall be issued upon conversion of this Series F Preferred Stock.  Any fractional interest in a share of common stock resulting from conversion of a share of this Series F Preferred Stock shall be paid in cash based on the value of the common stock at the Series F Conversion Ratio, or in the discretion of the Company’s management, rounded upward or downward to the nearest whole share.

(e) If:
i. the Company shall authorize the granting to the holders of the common stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

ii. there shall be any reclassification of the common stock (other than a subdivision or combination of the outstanding common stock and other than a change in the par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger, or statutory share exchange to which the Company is a party, or any sale or transfer of all or substantially all the assets of the Company, or

iii. there shall be a voluntary or an involuntary dissolution liquidation or winding up of the Company;

then the Company shall cause to be filed with the Series F Conversion Agent, and shall cause to be mailed to the holders of shares of this Series F Preferred Stock at their addresses as shown on the stock books of the Company, at least 15 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of the dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of common stock of record to be entitled to the dividend, distribution of rights or warrants are to be determined or (ii) the date on which the reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of common stock of record shall be entitled to exchange their shares of common stock for securities or other property deliverable upon the reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice or any defect in the notice shall not affect the legality or validity of the proceedings described in this Section 6(e).

(f)

i. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of common stock or its issued shares of common stock held in its treasury, or both, for the purpose of effective conversions of this Series F Preferred Stock the full number of shares of common stock deliverable upon the conversion of all outstanding shares of this Series F Preferred Stock not theretofore converted.

ii. The Company may impose any such restrictions on the common stock issued upon conversion of the Series F Preferred Stock as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of any stock exchange or automated quotation system upon which the stock is then listed or quoted, any applicable state securities laws, any provision of the Company’s certificate of incorporation or bylaws, or any other law, regulation, or binding contract to which the Company is a party, and may request the holder of the Series F Preferred Stock to provide such investment representations or agreements as may be required to ensure such compliance.

(g) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of common stock on conversion of this Series F Preferred Stock pursuant hereto; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of common stock in a name other than that of the holder of this Series F Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting the issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that the tax has been paid.

(h) In case of any reclassification or change of outstanding shares of common stock (other than change in par value, or as a result of subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company with or into, any other entity that requires the vote of the holders of common stock or that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of common stock or any sale or transfer of all or substantially all of the assets of the Company, each holder of shares of this Series F Preferred Stock then outstanding shall, in connection with such transaction, have the right to convert the shares of this Series F Preferred Stock held by the holder into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale or transfer if the holder had held the common stock issuable upon the conversion of the shares of this Series F Preferred Stock immediately prior to the reclassification, change, consolidation, merger, sale or transfer, and the Company may require the holders of the Series F Preferred Stock to accept such consideration in exchange for their shares of Series F Preferred Stock in the event such transaction is approved by any requisite vote of shareholders legally required.

(i) In the event that the Company shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of common stock are by operation of law exchanged solely for or changed, reclassified or converted into stock, securities or cash or any other property, or any combination thereof, then provision shall be made so that shares of this Series F Preferred Stock that are not immediately converted and receive the consideration provided in Section 6(h), shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation the same powers, preferences and relative rights, and the qualifications, limitations or restrictions thereon, that this Series F Preferred Stock had immediately prior to the transaction, except that after such transaction each share of this Series F Preferred Stock shall be immediately convertible into the nature and kind of consideration so receivable by a holder of the number of shares of common stock into which such shares of this Series F Preferred Stock could have been converted immediately prior to such transaction. The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of this Series F Preferred Stock (other than such shares that are converted pursuant to Section 6(h)) shall be assumed and authorized by the successor or resulting corporation as aforesaid.

Section 7. Exchange for Bank Preferred Stock.

Upon the consummation of any transaction whereby the Company is dissolved, and the holders of the common stock of the Company immediately prior to such dissolution exchange their shares for common stock of BCB Community Bank (the “Bank”), the Company’s sole asset and subsidiary, each share of Series F Preferred Stock shall automatically, and without any further action by the holder thereof, be converted into or exchanged for one share of preferred stock of the Bank having a liquidation preference and other terms and conditions, including the dividend payment rate and conversion features, as similar to those of the Series F Preferred Stock as are permitted by applicable law.

Section 8. Redemption.

(a) At any time after the issuance date of the Series F Preferred Stock, shares of this Series F Preferred Stock shall be redeemable by the Company in whole or, from time to time, in part at the Company’s option at the Series F Stated Value, plus in each case an amount equal to any dividends declared but unpaid for the then current Series F Dividend Period at the Rate to, but excluding, the date fixed for redemption.

(b) In the event that fewer than all the outstanding shares of this Series F Preferred Stock are to be redeemed as permitted by this Section 8, the number of shares to be redeemed shall be determined by the Board, and the shares to be redeemed shall be determined on a pro rata basis unless another method is required to comply with any rule or regulation of any stock exchange upon which the shares of this Series F Preferred Stock may at any time be listed.

(c) Notice of any redemption of shares of this Series F Preferred Stock, specifying the date fixed for redemption (herein referred to as the “Redemption Date”) and place of redemption, shall be given by first class mail to each holder of record of the shares to be redeemed, at his address of record, not more than 60 nor less than 30 days prior to the Redemption Date.  Each such notice shall also specify the redemption price applicable to the share to be redeemed and that dividends on shares to be redeemed shall cease to accrue and accumulate on the Redemption Date.  If less than all the shares owned by such stockholder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed and the fact that a new certificate or certificates representing any unredeemed shares shall be issued without cost to such holder.

(d) Notice of redemption of shares of this Series F Preferred Stock having been given as provided in Section 8(c), then, unless the Company shall have defaulted in providing for the payment of the redemption price and an amount equal to all declared and unpaid dividends to the Redemption Date, dividends shall cease to accrue on the shares of this Series F Preferred Stock called for redemption at the Redemption Date, all rights of the holders thereof (except the right to receive the redemption price and all accrued and unpaid dividends to the Redemption Date) shall cease with respect to such shares and such shares shall not, after the Redemption Date, be deemed to be outstanding and shall not have the status of preferred stock. In case fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

(e) Any shares of this Series F Preferred Stock which shall at any time have been redeemed or converted shall, after such redemption or conversion, have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular Series F by the Board of Directors.

(f) The Series F Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.  Holders of Series F Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

Section 9. Severability.

If any provision of this Certificate of Amendment or any application of such provision is determined to be invalid by any federal or state court having jurisdiction, the validity of the remaining provisions hereunder shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.  To the extent the provisions of this Certificate of Amendment may be inconsistent with any other provision of the Certificate of Incorporation, this Certificate of Amendment shall be controlling.

(I) Series G 6% Noncumulative Perpetual Preferred Stock
Section 1. Designation and Amount.

The shares of such series shall be designated as “Series G 6% Noncumulative Perpetual Preferred Stock,” par value $0.01 per share (the “Series G Preferred Stock”), and the number of shares constituting the Series G Preferred Stock shall be 533.  The shares of Series G Preferred Stock shall have a designated face value of $10,000.00.  The Series G Preferred Stock shall be perpetual, with no maturity date.

Section 2. Dividends and Distributions.

(a) Dividends when and if declared will be paid quarterly in arrears (based upon March 31, June 30, September 30 and December 31 quarters) on or about April 15, July 15, October 15 and January 15.  Dividends will be paid on a pro rata basis based upon a 360-day year from the date of the completion of the offering or portion thereof.

(b) Dividends will be discretionary and non-cumulative.

(c) So long as any share of Series G Preferred Stock and any other stock of the Company ranking equally with the Series G Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on any series of preferred stock or any class of capital stock of the Company ranking, as to dividends, junior to this Series G Preferred Stock (other than dividends payable solely in shares of common stock) unless full dividends on all outstanding shares of Series G Preferred Stock for the most recently completed quarter have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series G Preferred Stock on the applicable record date).

Section 3. Voting Rights.

The Series G Preferred Stock shall not have any voting rights, provided that holders of the Series G Preferred Stock shall vote as a separate class on any proposal which would revise the terms of the Series G Preferred Stock, or any other matter specifically provided by law.

Section 4. Reacquired Shares.

Any shares of Series G Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.

Section 5. Liquidation, Dissolution, or winding up.

(a) In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, holders of Series G Preferred Stock shall be entitled to receive for each share of Series G Preferred Stock, out of the assets of the Company or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Company, subject to the rights of any creditors of the Company, before any distribution of such assets or proceeds is made to or set aside for the holders of common stock and any other stock of the Company ranking junior to the Series G Preferred Stock, payment in full in an amount equal to the sum of:  (i) the Series G designated face value (as set forth in Part (I), Section 1 of this Article); and, (ii) the amount of any declared and unpaid dividend on each such share (such amounts collectively, the “Series G Liquidation Preference”).

(b) If, in any distribution described in Section 5(a), above the assets of the Company or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series G Preferred Stock and the corresponding amounts payable with respect to any other stock of the Company ranking equally with Series G Preferred Stock as to such distribution, holders of Series G Preferred Stock and the holders of such other stock of the Company ranking equally with Series G Preferred Stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) If the Series G Liquidation Preference has been paid in full to all holders of Series G Preferred Stock and the corresponding amounts payable with respect to any other stock of the Company ranking equally with Series G Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Company shall be entitled to receive all remaining assets of the Company (or proceeds thereof) according to their respective rights and preferences.

(d) For purposes of this Section 5, the merger or consolidation of the Company with any other corporation or other entity, including a merger or consolidation in which the holders of Series G Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Company, shall not constitute a liquidation, dissolution or winding up of the Company.

Section 6. Redemption Feature.

Shares of Series G Preferred Stock may not be redeemed until after January 1, 2022 by the Company (in whole or in part) at its option, at the face value of $10,000.00 per share plus any pro rata dividend that may be declared by the Board of Directors.

Section 7. Rank.

Shares of the Series G Preferred Stock and any other stock of the Company ranking equally with Series G Preferred Stock, taken together, will rank senior to common stock, no par value, and will rank junior to all the Company’s indebtedness and other non-equity claims on the Company.

(J) Series H 3.5% Noncumulative Perpetual Preferred Stock
Section 1. Designation and Amount.

The shares of such series shall be designated as “Series H 3.5% Noncumulative Perpetual Preferred Stock,” par value $0.01 per share (the “Series H Preferred Stock”), and the number of shares constituting the Series H Preferred Stock shall be 3,000.  The shares of Series H Preferred Stock shall have a designated face value of $10,000.00.  The Series H Preferred Stock shall be perpetual, with no maturity date.

Section 2. Dividends and Distributions.

(a) Dividends when and if declared will be paid quarterly in arrears (based upon March 31, June 30, September 30 and December 31 quarters) on or about April 15, July 15, October 15 and January 15.  Dividends will be paid on a pro rata basis based upon a 360‑day year from the date of the completion of the offering or portion thereof.

(b) Dividends will be discretionary and non‑cumulative.

(c) So long as any share of Series H Preferred Stock and any other stock of the Company ranking equally with Series H Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on any series of preferred stock or any class of capital stock of the Company ranking, as to dividends, junior to this Series H Preferred Stock (other than dividends payable solely in shares of common stock) unless full dividends on all outstanding shares of Series H Preferred Stock for the most recently completed quarter have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series H Preferred Stock on the applicable record date).

Section 3. Voting Rights.

The Series H Preferred Stock shall not have any voting rights, provided that holders of the Series H Preferred Stock shall vote as a separate class on any proposal which would revise the terms of the Series H Preferred Stock, or any other matter specifically provided by law.

Section 4. Reacquired Shares.

Any shares of Series H Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.

Section 5. Liquidation, Dissolution, or Winding Up.

(a) In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, holders of Series H Preferred Stock shall be entitled to receive for each share of Series H Preferred Stock, out of the assets of the Company or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Company, subject to the rights of any creditors of the Company, before any distribution of such assets or proceeds is made to or set aside for the holders of common stock and any other stock of the Company ranking junior to the Series H Preferred Stock, payment in full in an amount equal to the sum of:  (i) the Series H designated face value (as set forth in Part (J), Section 1 of this Article); and, (ii) the amount of any declared and unpaid dividend on each such share (such amounts collectively, the “Series H Liquidation Preference”).

(b) If, in any distribution described in Section 5(a) above, the assets of the Company or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series H Preferred Stock and the corresponding amounts payable with respect to any other stock of the Company ranking equally with Series H Preferred Stock as to such distribution, holders of Series H Preferred Stock and the holders of such other stock of the Company ranking equally with Series H Preferred Stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) If the Series H Liquidation Preference has been paid in full to all holders of Series H Preferred Stock and the corresponding amounts payable with respect to any other stock of the Company ranking equally with Series H Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Company shall be entitled to receive all remaining assets of the Company (or proceeds thereof) according to their respective rights and preferences.

(d) For purposes of this Section 5, the merger or consolidation of the Company with any other corporation or other entity, including a merger or consolidation in which the holders of Series H Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Company, shall not constitute a liquidation, dissolution or winding up of the Company.

Section 6. Redemption Feature.

Shares of Series H Preferred Stock may not be redeemed until after June 30, 2023.  After June 30, 2023, the Company may redeem shares of Series H Preferred Stock (in whole or in part) at its option, at the face value of $10,000.00 per share plus any pro rata dividend that may be declared by the Board of Directors.

Section 7. Rank.

Shares of the Series H Preferred Stock will rank senior to common stock, no par value, and will rank junior to all the Company’s indebtedness and other non-equity claims on the Company.  Shares of the Series H Preferred Stock will rank on parity with Shares of the Series C 6% Noncumulative Perpetual Preferred Stock, Shares of the Series D 4.5% Noncumulative Perpetual Preferred Stock, Shares of the Series F 6% Noncumulative Perpetual Preferred Stock and shares of the Series G 6% Noncumulative Perpetual Preferred Stock.

(K) Series I Noncumulative Perpetual Preferred Stock
Section 1. Designation and Amount.

The shares of such series shall be designated as “Series I Noncumulative Perpetual Preferred Stock,” par value $0.01 per share (the “Series I Preferred Stock”), and the number of shares constituting the Series I Preferred Stock shall be 3,000. The shares of Series I Preferred Stock shall have a designated face value of $10,000.00. The Series I Preferred Stock shall be perpetual, with no maturity date.

Section 2. Dividends and Distributions.

(a) Dividends when and if declared will be paid quarterly in arrears (based upon March 31, June 30, September 30 and December 31 quarters) on or about April 15, July 15, October 15 and January 15. Dividends will be paid on a pro rata basis based upon a 360-day year from the date of the completion of the offering or portion thereof.

(b) Dividends will be discretionary and non-cumulative.

(c) So long as any share of Series I Preferred Stock and any other stock of the Company ranking equally with Series I Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on any series of preferred stock or any class of capital stock of the Company ranking, as to dividends, junior to this Series I Preferred Stock (other than dividends payable solely in shares of common stock) unless full dividends on all outstanding shares of Series I Preferred Stock for the most recently completed quarter have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series I Preferred Stock on the applicable record date).

Section 3. Voting Rights.

The Series I Preferred Stock shall not have any voting rights, provided that holders of the Series I Preferred Stock shall vote as a separate class on any proposal which would revise the terms of the Series I Preferred Stock, or any other matter specifically provided by law.

Section 4. Reacquired Shares.

Any shares of Series I Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.

Section 5. Liquidation, Dissolution, or Winding Up.

(a) In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, holders of Series I Preferred Stock shall be entitled to receive for each share of Series I Preferred Stock, out of the assets of the Company or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Company, subject to the rights of any creditors of the Company, before any distribution of such assets or proceeds is made to or set aside for the holders of common stock and any other stock of the Company ranking junior to the Series I Preferred Stock, payment in full in an amount equal to the sum of: (i) the Series I designated face value (as set forth in Section 1 above); and, (ii) the amount of any declared and unpaid dividend on each such share (such amounts collectively, the “Series I Liquidation Preference”).

(b) If, in any distribution described in Section 5(a) above, the assets of the Company or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series I Preferred Stock and the corresponding amounts payable with respect to any other stock of the Company ranking equally with Series I Preferred Stock as to such distribution, holders of Series I Preferred Stock and the holders of such other stock of the Company ranking equally with Series I Preferred Stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) If the Series I Liquidation Preference has been paid in full to all holders of Series I Preferred Stock and the corresponding amounts payable with respect to any other stock of the Company ranking equally with Series I Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Company shall be entitled to receive all remaining assets of the Company (or proceeds thereof) according to their respective rights and preferences.

(d) For purposes of this Section 5, the merger or consolidation of the Company with any other corporation or other entity, including a merger or consolidation in which the holders of Series I Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Company, shall not constitute a liquidation, dissolution or winding up of the Company.

Section 6. Redemption Feature.

Shares of Series I Preferred Stock may not be redeemed until after August 31, 2024. After August 31, 2024, the Company may redeem shares of Series I Preferred Stock (in whole or in part) at its option, at the face value of $10,000.00 per share plus any pro rata dividend that may be declared by the Board of Directors.  To the extent required by applicable Federal regulations, any such redemption shall require the prior approval of the Federal Reserve Board.

Section 7. Rank.

Shares of the Series I Preferred Stock will rank senior to the Company’s common stock, no par value, and will rank junior to all the Company’s indebtedness and other non-equity claims on the Company. Shares of the Series I Preferred Stock will rank on parity with shares of the Series D 4.5% Noncumulative perpetual Preferred Stock, the Series G 6% Noncumulative Perpetual Preferred Stock and Series H 3.5% Noncumulative Perpetual Preferred Stock.

(L) Series J Noncumulative Perpetual Preferred Stock

Section 1.    Designation and Amount.

The shares of such series shall be designated as “Series J Noncumulative Perpetual Preferred Stock,” par value $0.01 per share (the “Series J Preferred Stock”), and the number of shares constituting the Series J Preferred Stock shall be 4,000. The shares of Series J Preferred Stock shall have a designated face value of $10,000.00. The Series J Preferred Stock shall be perpetual, with no maturity date.

Section 2.   Dividends and Distributions.

(a)    Dividends when and if declared will be paid quarterly in arrears (based upon March 31, June 30, September 30 and December 31 quarters) on or about April 15, July 15, October 15 and January 15. Dividends will be paid on a pro rata basis based upon a 360-day year from the date of the completion of the offering or portion thereof.

(b)   Dividends will be discretionary and non-cumulative.

(c)   So long as any share of Series J Preferred Stock and any other stock of the Company ranking equally with the Series J Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on any series of preferred stock or any class of capital stock of the Company ranking, as to dividends, junior to this Series J Preferred Stock (other than dividends payable solely in shares of common stock) unless full dividends on all outstanding shares of Series J Preferred Stock for the most recently completed quarter have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series J Preferred Stock on the applicable record date).

Section 3.    Voting Rights.

The Series J Preferred Stock shall not have any voting rights, provided that holders of the Series J Preferred Stock shall vote as a separate class on any proposal which would revise the terms of the Series J Preferred Stock, or any other matter specifically provided by law.

Section 4.    Reacquired Shares.

Any shares of Series J Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.

Section 5. Liquidation, Dissolution, or Winding Up.

(a)    In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series J Preferred Stock shall be entitled to receive for each share of Series J Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of the Common Stock and any other stock of the Corporation ranking junior to the Series J Preferred Stock, payment in full in an amount equal to the sum of: (i) the Series J designated face value (as set forth in Section 1 above) and, (ii) the amount of any declared and unpaid dividend on each such share (such amounts collectively, the “Series J Liquidation Preference”). The Series J Liquidation Preference shall be proportionately adjusted in the event of a stock split, stock combination or similar event so that the aggregate liquidation preference allocable to all outstanding shares of Series J Preferred Stock immediately prior to such event is the same immediately after giving effect to such event.

   (b)    If, in any distribution described in Section 5(a) above, the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series J Preferred Stock and the corresponding amounts payable with respect to any other stock of the Corporation ranking equally with Series J Preferred Stock as to such distribution, holders of Series J Preferred Stock and the holders of such other stock of the Corporation ranking equally with Series J Preferred Stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

   (c)    If the Series J Liquidation Preference has been paid in full to all holders of Series J Preferred Stock and the corresponding amounts payable with respect to any other stock of the Corporation ranking equally with Series J Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

   (d)    For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series J Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6.    Redemption Feature.

Shares of Series J Preferred Stock may not be redeemed until after the fifth anniversary of the date of issuance of such Series J Preferred Stock (as applicable, the “Issue Date”). After the fifth anniversary of the Issue Date, the Corporation may redeem shares of Series J Preferred Stock (in whole or in part) at its option, at the face value of $10,000.00 per share plus any declared and unpaid dividends thereon to, but not including, the date fixed for redemption.  To the extent required by applicable Federal regulations, any such redemption shall require the prior approval of the Federal Reserve Board.

Section 7.    Rank.

The Series J Preferred Stock will rank: (a) senior to the Common Stock, and to all other equity securities issued by the Corporation other than equity securities referred to in clauses (b) and (c) of this Section 7; (b) on parity with the Series H 3.5% Noncumulative Perpetual Preferred Stock, the Series I Noncumulative Perpetual Preferred Stock, and all equity securities issued by the Corporation with terms specifically providing that those equity securities rank on parity with the Series J Preferred Stock; (c) junior to all equity securities issued by the Corporation with terms specifically providing that those equity securities rank senior to the Series J Preferred Stock; and (d) effectively junior to all existing and future indebtedness (including indebtedness convertible into our Common Stock or Preferred Stock) of the Corporation and to any indebtedness and other liabilities of (as well as any preferred equity interest held by others in) existing subsidiaries of the Corporation. The term “equity securities” shall not include convertible debt securities.

(M) Series K Noncumulative Perpetual Preferred Stock

Section 1.    Designation and Amount.

    The shares of such series shall be designated as “Series K Noncumulative Perpetual Preferred Stock,” par value $0.01 per share (the “Series K Preferred Stock”), and the number of shares constituting the Series K Preferred Stock shall be 4,000. The shares of Series K Preferred Stock shall have a designated face value of $10,000.00. The Series K Preferred Stock shall be perpetual, with no maturity date.

Section 2.    Dividends and Distributions.

    (a)    Dividends when and if declared will be paid quarterly in arrears (based upon March 31, June 30, September 30 and December 31 quarters) on or about April 15, July 15, October 15 and January 15. Dividends will be paid on a pro rata basis based upon a 360-day year from the date of the completion of the offering or portion thereof.

    (b)   Dividends will be discretionary and non-cumulative.

    (c)   So long as any share of Series K Preferred Stock and any other stock of the Corporation ranking equally with the Series K Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on any series of preferred stock or any class of capital stock of the Corporation ranking, as to dividends, junior to this Series K Preferred Stock (other than dividends payable solely in shares of common stock) unless full dividends on all outstanding shares of Series K Preferred Stock for the most recently completed quarter have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series K Preferred Stock on the applicable record date).

Section 3.    Voting Rights.

    The Series K Preferred Stock shall not have any voting rights, provided that holders of the Series K Preferred Stock shall vote as a separate class on any proposal which would revise the terms of the Series K Preferred Stock, or any other matter specifically provided by law.

Section 4.    Reacquired Shares.

    Any shares of Series K Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.

Section 5. Liquidation, Dissolution, or Winding Up.

    (a)    In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series K Preferred Stock shall be entitled to receive for each share of Series K Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of the Common Stock and any other stock of the Corporation ranking junior to the Series K Preferred Stock, payment in full in an amount equal to the sum of: (i) the Series K designated face value (as set forth in Section 1 above) and, (ii) the amount of any declared and unpaid dividend on each such share (such amounts collectively, the “Series K Liquidation Preference”). The Series K Liquidation Preference shall be proportionately adjusted in the event of a stock split, stock combination or similar event so that the aggregate liquidation preference allocable to all outstanding shares of Series K Preferred Stock immediately prior to such event is the same immediately after giving effect to such event.

    (b)    If, in any distribution described in Section 5(a) above, the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series K Preferred Stock and the corresponding amounts payable with respect to any other stock of the Corporation ranking equally with Series K Preferred Stock as to such distribution, holders of Series K Preferred Stock and the holders of such other stock of the Corporation ranking equally with Series K Preferred Stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

    (c)    If the Series K Liquidation Preference has been paid in full to all holders of Series K Preferred Stock and the corresponding amounts payable with respect to any other stock of the Corporation ranking equally with Series K Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

    (d)    For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series K Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6.    Redemption Feature.

Shares of Series K Preferred Stock may not be redeemed until after the fifth anniversary of the date of issuance of such Series K Preferred Stock (as applicable, the “Issue Date”). After the fifth anniversary of the Issue Date, the Corporation may redeem shares of Series K Preferred Stock (in whole or in part) at its option, at the face value of $10,000.00 per share plus any declared and unpaid dividends thereon to, but not including, the date fixed for redemption.  To the extent required by applicable Federal regulations, any such redemption shall require the prior approval of the Federal Reserve Board.

Section 7.    Rank.

The Series K Preferred Stock will rank: (a) senior to the Common Stock, and to all other equity securities issued by the Corporation other than equity securities referred to in clauses (b) and (c) of this Section 7; (b) on parity with the Series I Noncumulative Perpetual Preferred Stock, the Series J Noncumulative Perpetual Preferred Stock, and all equity securities issued by the Corporation with terms specifically providing that those equity securities rank on parity with the Series K Preferred Stock; (c) junior to all equity securities issued by the Corporation with terms specifically providing that those equity securities rank senior to the Series K Preferred Stock; and (d) effectively junior to all existing and future indebtedness (including indebtedness convertible into our Common Stock or Preferred Stock) of the Corporation and to any indebtedness and other liabilities of (as well as any preferred equity interest held by others in) existing subsidiaries of the Corporation. The term “equity securities” shall not include convertible debt securities.

ARTICLE VI Limitation of Liability

Subject to the following, a director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders.  The preceding sentence shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person’s duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit.  If the New Jersey Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer or both of the Corporation shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act as so amended.  Any amendment to this Certificate of Incorporation, or change in law which authorizes this paragraph shall not adversely affect any then existing right or protection of a director or officer of the Corporation.

ARTICLE VII Indemnification

The Corporation shall indemnify its officers, directors, employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement, or vote of shareholders of disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall insure to the benefit of the heirs, executors, and the administrators of any such person.  The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this article.

The Corporation shall, from time to time, reimburse or advance to any person referred to in this article the funds necessary for payment of expenses, including attorneys’ fees, incurred in connection with any action, suit or proceeding referred to in this article, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that the director’s or officer’s acts or omissions (i) constitute a breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders, (ii) were not in good faith, (iii) involved a knowing violation of law, (iv) resulted in the director or officer receiving an improper personal benefit, or (v) were otherwise of such a character that New Jersey law would require that such amount(s) be repaid.

ARTICLE VIII Staggered Board of Directors

The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the whole board.  The directors shall be divided into three classes, with the term of office of the first class to expire at the next annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter.  At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.